EXHIBIT 4.3

                     [FORM OF CLASS B WARRANT CERTIFICATE]

                                    [FACE]


                             EXERCISE ON OR BEFORE
                  5:00 P.M. HOUSTON, TEXAS TIME, MAY 26, 1999

No. W-                                                      _________ Warrants

                       This Certificate is transferable in
                                                                Houston, Texas

                                                         CUSIP NO. ___________

                          CLASS B WARRANT CERTIFICATE

                                 TEXOIL, INC.

      This Warrant Certificate certifies that ______________________, or registered assigns, is the registered holder of ______ Class B Warrants (the "Class B Warrants") expiring May 26, 1999, to purchase common stock, par value $.01 per share (the "Common Stock"), of Texoil, Inc., a Nevada corporation (the "Company"). Subject to earlier redemption by the Company and other conditions set forth herein and in the Warrant Agreement, each Class B Warrant entitles the holder to purchase from the Company on or before 5:00 P.M., Houston, Texas time, on May 26,1999 (subject to extension in the sole discretion of the Company) (the "Expiration Date") one fully paid and non-assessable share of Common Stock of the Company at the initial exercise price (subject to adjustment in certain events, the "Exercise Price"), of $4.50 upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in Houston, Texas. Payment of the Exercise Price may be made by certified or official bank check payable to the order of the Company. As used herein, "Shares" refers to the Common Stock of the Company issuable on the exercise of this Class B Warrant and. where appropriate. to the other securities or property issuable upon exercise of a Class B Warrant as provided for in the Warrant Agreement upon the happening of certain events. The Exercise Price and the number of Shares purchasable upon exercise of the Class B Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

      This Class B Warrant may be redeemed by the Company for $.0l per Class B Warrant if the average of the closing prices for the Common Stock equals or exceeds $6.75 per share, subject to adjustment, for a period of 10 consecutive trading days (the "Pricing Period"); provided that not less than 30 nor more than 60 days' notice of redemption is mailed to the registered holder of this Class B Warrant not later than 10 days after the end of the Pricing Period.



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      No Class B Warrant may be exercised or exchanged after 5:00 P.M., Houston,
Texas time, on the Expiration Date. All Class B Warrants evidenced hereby shall thereafter be void.

      Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated:                                    TEXOIL, INC.

Attest:

_____________________________             By: ________________________________
Secretary                                       President


                               [CORPORATE SEAL]

Countersigned:

FIRST INTERSTATE BANK OF TEXAS, N.A.
Warrant Agent


By: __________________________
      Authorized Signature

                     [FORM OF CLASS B WARRANT CERTIFICATE]

                                   [REVERSE]

                                 TEXOIL, INC.


      The Class B Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Class B Warrants issued pursuant to a Warrant Agreement dated as of May 26, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company to First Interstate Bank of Texas, N.A. (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Class B Warrants.

      Each Class B Warrant may be exercised to purchase one share of the Company's Common Stock from the Company on or before May 26, 1999, at the Exercise Price set forth on the face hereof, subject to adjustment as hereinafter referred to. The holder of Class B Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price and any applicable transfer taxes at the offices of the Warrant Agent in Houston, Texas. In the event that upon any exercise of Class B Warrants evidenced hereby, the number of Class B Warrants exercised shall be less than the total number of Class B Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Class B Warrants not exercised. No adjustment shall be made for any cash dividends or other cash distributions on any Shares issuable upon exercise of this Class B Warrant.

      The Warrant Agreement also provides that upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that in certain instances the number of Shares purchasable upon the exercise of each Warrant shall be adjusted. No fractions of a Class B Warrant will be issued upon any such adjustment but the persons entitled to such fractional interest will be paid. as provided in the Warrant Agreement, an amount in cash equal to the current market value of such fractional Class B Warrant.

      Upon due presentment for registration of transfer of this Warrant Certificate at the offices of the Warrant Agent in Houston. Texas. a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Class B Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without charge except for any tax or taxes which may be payable as a result of such transfer imposed in connection therewith.




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      The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof or any distribution to the holder(s) hereof, and for all other purposes. and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

      All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


                        [FORM OF ELECTION TO PURCHASE]

              (To be executed upon exercise of Class B Warrant.)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____ shares of the Company's Common Stock and herewith tenders in payment for such shares a certified or official bank check payable to the order of Texoil, Inc. in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ________________________________ whose address is______________________________
and that such Certificate (or any payment in lieu thereof) be delivered to
_______________________ whose address is                                       .


Dated:_________________           ______________________________________________
                                    (Signature must conform in all respects to
                                  name of holder as specified on the face of the
                                               Warrant Certificate.)

                             [FORM OF ASSIGNMENT]

      (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

      FOR VALUE RECEIVED ____________________________ hereby sells. assigns and transfers unto _________________________this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

      Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________________          ______________________________________________
                                   (Signature must conform in all respects to
                                  name of holder as specified on the face of the
                                               Warrant Certificate.)

      If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Shares be registered in the name of ____________________________ whose address is __________________________________
and that such Certificate be delivered to ____________________________________
whose address is ______________________________________ .

Signature Guaranteed:


__________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17 Ad-15.